UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Clearant, Inc.

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

11111 Santa Monica Blvd., Suite 650
Los Angeles, California 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 27, 2006

Dear Fellow Stockholders:
          Our 2006 annual meeting of stockholders will be held at The Water Garden, 2450 Colorado Avenue, East Tower, 4th Floor, Santa Monica, California 90404, on Tuesday, June 27, 2006, beginning at 10:00 a.m. local time. At the meeting, stockholders will vote on the following matters:
1.	Election of directors to hold office until our 2007 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein, LLP as our independent registered public accounting firm for the current year; and

3.	Any other matters that properly come before the meeting.
          Stockholders of record as of the close of business on May 12, 2006 are entitled to vote their shares by proxy or at the meeting or any postponement or adjournment thereof.

By order of the board of directors
/s/ ALAIN DELONGCHAMP
Alain Delongchamp
Chief Executive Officer

Los Angeles, California
May 19, 2006
          Whether or not you expect to be present at the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Stockholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person

i

ii

iii

2006 ANNUAL MEETING OF STOCKHOLDERS
OF
CLEARANT, INC.

PROXY STATEMENT

     The enclosed proxy is solicited on behalf of Clearant, Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held on Friday, June 27, 2006, beginning at 10:00 a.m. local time, at The Water Garden, 2450 Colorado Avenue, East Tower, 4th Floor, Santa Monica, California 90404.
     The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being sent to stockholders is May 19, 2006. You should review this information in conjunction with our 2004 Annual Report to Stockholders, which accompanies this proxy statement.
ABOUT THE MEETING
What is the purpose of the annual meeting?
     At the annual meeting, stockholders will vote on the election of directors and any other matters that properly come before the meeting. In addition, our management will report on our performance during 2005 and respond to questions from our stockholders.
Who is entitled to vote?
     Only stockholders of record at the close of business on the record date, May 12, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.
Who can attend the meeting?
     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
     Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.
     If shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with regard to those shares. As the stockholder of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting or the right to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.
     If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these materials have been forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting so long as you bring a copy of a brokerage statement reflecting your ownership as of the record date. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.
What constitutes a quorum?
     The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of March 31, 2006 there were 39,771,659 shares of our common stock issued and outstanding, held by approximately 140 stockholders of record representing approximately 6200 beneficial owners. Proxies received, but marked as abstentions, and broker non-votes will be included in calculating the number of shares considered present at the meeting for purposes of determining a quorum, but will not be counted as votes cast “for” or “against” any given matter.
     If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.
How do I vote?
     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.
Can I change my vote after I return my proxy card?
     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the board’s recommendations?
     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board of directors recommends a vote FOR the election of each of the nominated slate of directors. See “Election of Directors” on page 5. The board recommends a vote FOR approving the ratification of Singer Lewak Greenbaum & Goldstein, LLP. See “To ratify the appointment of Singer Lewak Greenbaum & Goldstein, LLP as our independent registered public accounting firm for the current year” on page 9.
     The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.
What vote is required to approve each item?
     The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock is required for the election of directors.

     For each other item, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the annual meeting by the holders of common stock is required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. As a result, “broker non-votes” will have the effect of a negative vote.
Who pays for the preparation of the proxy?
     We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.
     Our principal executive offices are located at 11111 Santa Monica Boulevard, Suite 650, Los Angeles, California 90025, and our telephone number is (310) 479-4570. A list of stockholders entitled to vote at the annual meeting will be available at our offices, during normal business hours, for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.
How can I obtain additional copies?
     If you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Clearant, Inc.	or	American Stock Transfer & Trust Company
11111 Santa Monica Blvd., Suite 650		59 Maiden Lane
Los Angeles, California 90025		New York, New York 10038
Telephone: (310) 479-4570		Telephone: (212) 936-5100
     We will provide to those persons that make a request in writing (Attn: Investor Relations) or by e-mail (investor@clearant.com) free of charge our Annual Report on Form 10-K, any amendments thereto and the financial statements and any financial statement schedules filed by us with the Securities and Exchange Commission, or SEC, under Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our annual report and other reports and any amendments thereto are also available on the SEC website at www.sec.gov by searching the EDGAR database for our filings.
Annual Report and Other Matters
     Our 2005 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Performance Graph” below shall not be deemed filed with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
Who are the largest owners of our stock and how much stock do our directors and executive officers own?
     The following table sets forth certain information regarding the shares of common stock beneficially owned as of March 31, 2006, by: (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all directors and officers as a group:

	Common Stock Beneficially	Percent
Name	Owned (1)	of Class
Terren S. Peizer (2)	4,865,441	12.1%
Fort Mason Capital LLC (3)	4,727,000	11.5
HBM BioVentures AG (4)	3,455,129	8.4
Rock Creek Group (5)	2,191,837	5.5
John S. Wehrle (6)	1,419,665	3.6
Alain Delongchamp (7)	400,000	1.0
Nolan H. Sigal (8)	37,500	*
Hervé de Kergrohen (9)	25,000	*
Alexander Man-Kit Ngan	0	0
Jon M. Garfield	0	0
All directors and executive officers as a group (6 persons)	1,882,165	4.7

*	Less than 1%.
Notes to Beneficial Ownership Table:
(1)	Applicable percentage ownership is based on 39,771,659 shares of Common Stock outstanding at March 31, 2006. The number of shares of common stock owned are those “beneficially owned” as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right. All addresses are c/o Clearant, Inc., 11111 Santa Monica Boulevard, Suite 650, Los Angeles, California 90025, unless otherwise noted.

(2)	Based on information contained in Schedule 13G filed April 13, 2005, including 3,886,869, 250,000 and 204,572 shares of Common Stock held of record by Bowmore, LLC, Reserva Capital, LLC and Porfidio, LLC, respectively, each of which is directly or indirectly owned by Mr. Peizer, 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025, and outstanding options issued, vested and exercisable within 60 days of March 31, 2006 to purchase an aggregate 524,000 shares of Common Stock.

(3)	Based on information contained in Schedule 13G filed on December 23, 2005, Fort Mason Master, LP, a Cayman Islands limited partnership (“Master”), and Fort Mason Partners, LP, a Delaware limited partnership (together with Master, the “Funds”), held in 3,056,576 shares and 203,424 shares, respectively, of common stock. Includes warrants held by the Funds which entitle the Funds to purchase up to an aggregate of 1,467,000 shares of Common Stock at an exercise price of $4.96 per share that expires on November 7, 2010.

(4)	Based on information contained in Schedule 13G filed April 11, 2005 by John Arnold, Director of International BM Biomedicine Holdings (Cayman) Ltd., Centennial Towers, Suite 305, 2454 West Bay Road, Grand Cayman, Cayman Islands, General Partner of Biomedicine L.P. and information contained in Form S-3 filed on December 22, 2005. Includes a warrant to purchase 224,589 shares of Common Stock that expires on March 31, 2007 and a warrant to purchase 90,000 shares of Common Stock that expires on November 7, 2010. We have been advised that Biomedicine L.P. is a wholly-owned subsidiary of HBM BioVentures AG.

(5)	Based on information contained in Schedule 13G filed April 12, 2005 by Ashton Hudson on behalf of Rock Creek Partners II, Ltd., Rock Creek II Co-Investments, Ltd., Rock Creek Capital II, Ltd., Rock Creek Advisors, Inc. and Rock Creek Capital Group, Inc., James H. Dahl and Arthur L. Cahoon, individually and on behalf of Hawkeye, Inc., and John C. Sites, Jr., 1200 Riverplace Boulevard, Suite 902, Jacksonville, Florida 32207. Includes a warrant to purchase 157,646 shares of Common Stock that expires on March 31, 2007.

(6)	Includes (i) 1,399,957 shares of Common Stock held of record by CFG Funding, LLC, of which Mr. Wehrle is a manager, and (ii) a warrant to purchase 19,698 shares of Common Stock that expires on March 31, 2007.

(7)	Includes outstanding options issued, vested and exercisable within 60 days of March 31, 2006 to purchase an aggregate 400,000 shares of Common Stock.

(8)	Includes outstanding options issued, vested and exercisable within 60 days of March 31, 2006 to purchase an aggregate 37,500 shares of Common Stock.

(9)	Includes outstanding options issued, vested and exercisable within 60 days of March 31, 2006 to purchase an aggregate 25,000 shares of Common Stock.
PROPOSAL ONE: ELECTION OF DIRECTORS
     Our bylaws provide that the number of members on the board of directors shall be determined from time to time by resolution of the board. At present, our board of directors consists of five members. The board proposes that the five nominees described below be elected by the holders of our common stock for a one-year term expiring at the 2007 annual meeting of stockholders or until their successors are duly elected and qualified.
Nominees Standing for Election
     The board of directors has nominated each of John S. Wehrle, Alain Delongchamp, Dr. Nolan H. Sigal, Dr. Hervé de Kergrohen and Alexander Man-Kit Ngan to be elected as a director at the annual meeting. All of the nominees are currently serving as our directors and their terms expire at the annual meeting. The board has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of the nominees for director is unable to accept election or if any other unforeseen contingencies should arise, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board of directors.
DIRECTORS AND NOMINEES
Our current directors and director nominees, and their ages as of March 31, 2006, are as follows:

			Director
Name	Age	Position	Since
John S. Wehrle	53	Director, Chairman of the Board	2005
Alain Delongchamp	47	Director, Chief Executive Officer	2005
Nolan H. Sigal	56	Director	2005
Hervé de Kergrohen	48	Director	2005
Alexander Man-Kit Ngan	55	Director	2005

John S. Wehrle has served as Chairman of the Board of Clearant, Inc. since October 2004. He is a Managing Partner in Gryphon Investments and a Partner in Acartha Group, LLC. Gryphon Investments is the general partner of Gryphon Holdings, L.P. (1999) and Gryphon Holdings II, LLP (2000), St. Louis-based private equity funds focused on investments in development and market stage applied technology opportunities. Mr. Wehrle is a Director and Chairman of the Audit Committee of CD&L, Inc. (Amex: CDV), a New Jersey-based same day delivery and logistics concern and is a director of several Gryphon Investments investee companies. He was President and Chief Executive Officer of Heartland Capital Partners, L.P., a Dallas-based private equity fund, from 1997 to 1998. Mr. Wehrle served as Managing Director and Head of Mergers and Acquisitions for A.G. Edwards & Sons, Inc. from 1994 to 1997. From 1989 to 1994, he was a Vice President of The Dyson-Kissner-Moran Corporation, a New York-based holding company engaged in the leveraged acquisition and development of portfolio companies. Mr. Wehrle served as a Managing Director of the Chase Manhattan Bank, N.A. from 1986 to 1989 where he led a structured finance group, participating in the majority of LBO transactions financed by Chase Manhattan Bank during this period. He was associated with Touche Ross & Co. (St. Louis) and Price Waterhouse (New York and London) from 1977 to 1986. Mr. Wehrle is a graduate of Washington University in St. Louis and St. Louis University School of Law.
Alain Delongchamp has served as Chief Executive Officer of Clearant, Inc. since February 2005, and served as Chief Operating Officer from January 2001 to February 2005. From 1996 to January 2001, Mr. Delongchamp held several titles at Aventis Behring most recently Senior Vice President of Commercial Operations, and Vice President, General Manager and Vice President, Global Strategic Marketing. While at Aventis Behring, he was responsible for their $400 million American Marketing & Sales Division, including developing and implementing long- and short-term product strategies for all therapeutic products. From 1994 to 1996, he served as Senior Director of Marketing at Sanofi Winthrop Pharmaceuticals. Mr. Delongchamp received his B.S. in Pharmacy from University of Montreal.
Nolan H. Sigal, M.D., Ph.D., is President of Trellis Bioscience, Inc. in South San Francisco, CA, a biotechnology company focused on cellular informatics and novel antibody detection technology. From 2000 through 2002, Dr. Sigal served as Executive Vice President, Research and Development, and Chief Scientific Officer at Cytokinetics, Inc. (Nasdaq: CYTK), a biotechnology company. From 1994 to 1999, he served as Senior Vice President, Drug Discovery for Pharmacopeia, Inc. (Nasdaq: PCOP), where he was a founder and Vice President of Biology. From 1984 through 1994, Dr. Sigal held several scientific and management positions with Merck & Co. Inc. (NYSE: MRK), including Executive Director of Immunology Research where he was responsible for the development of novel therapies for autoimmune diseases and allograft rejection. He is the author of over 100 publications and several patents. Dr. Sigal graduated magna cum laude from Princeton University with an A.B. in Chemistry, and received M.D. and Ph.D. degrees from University of Pennsylvania.
Hervé de Kergrohen, M.D., has been a partner with the European venture capital firm CDC Ixis Innovation in Paris since August 2002, and an advisor to several financial institutions, including Lombard Odier Darier Hentsch & Cie, in Geneva, and Global Biomedical Partners, in Zurich. Since 2001, Dr. de Kergrohen has been Chairman of BioData, an international healthcare conference in Geneva. He has served as a Director and member of the audit committee of Hythiam, Inc. (Nasdaq: HYTM) since September 2003. In addition, he sits on several boards of U.S. and European private health care companies, including the Swiss company Kuros BioSurgery and Bioring SA (since 2003), and the French company Exonhit and Entomed (since 2002). From 1999 to 2001, Dr. de Kergrohen was Head Analyst for Darier Hentsch, Geneva and Manager of its CHF 700 million health care fund. From 1997 to 1998, he was the Head Strategist for the international health care sector with UBS Brinson of Chicago, and a Manager of CHF 700 billion for UBS AG, Zurich. Dr. De Kergrohen received his medical degree from Université Louis Pasteur in Strasbourg, France and holds an MBA from Insead, Fontainebleau, France.
Alexander Man-Kit Ngan has served as a Director of Singamas Container Holdings, Ltd. (0716.HK), the world second largest manufacturer of containers, since July 2003. From 1993 through May 2002 he was a partner at ChinaVest Limited, a private equity investment firm. From May 1998 to October 2001, Mr. Ngan served as President and CEO of OEM manufacturer Zindart Ltd. (Nasdaq: ZNDT). From 1991 to 1993, he was a financial consultant specializing in taking companies public. From 1990 to 1991, Mr. Ngan served as Head of Private Banking in Asia for Royal Bank of Canada. From 1984 to 1990, he served as a Vice President and Director with Chase Manhattan Bank. From 1973 to 1984, he served with The Chase Manhattan Bank, N.A., HK, Bank of

British Columbia (now known as the Hong Kong Bank of Canada), Pemberton Securities Ltd. and Canarim Investments, Ltd. Mr. Ngan received a Bachelor of Mathematics from University of Waterloo in Canada.
Recommendation of the Board
     The board of directors unanimously recommends that you vote “FOR” the election as directors of each of the nominees named above.
How are directors compensated?
Compensation. For 2006, non-employee members of the board of directors will receive $3,000 per quarter for service on the board. In addition, the chairman of the board will receive an additional $4,500 per quarter, the chairman of the Audit Committee will receive an additional $3,000 per quarter, and the members will receive an additional $2,000 per quarter for their services. The chairmen of the Compensation Committee and the Corporate Governance and Nominating Committee will each receive an additional $1,000 per quarter for their services as chairmen and committee members will receive an additional $500 per quarter for their services. Directors who are also employed by us will not receive any fee or compensation for their services as directors. Members of the board of directors are entitled to reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the board or committees.
Options. For 2006, non-employee directors will be eligible to receive options under our 2005 Stock Award Plan. Non-employee members of the board of directors will be granted vested options to purchase up to 33,333 shares of our common stock.
How often did the board meet during 2005?
     Beginning as of the merger that formed Clearant on March 31, 2005, there were 7 formal meetings of the board of directors and 5 actions by unanimous written consent. In addition, there were 5 formal meetings of the Audit Committee, 8 formal meetings of the Compensation Committee and 0 formal meetings of the Nominating Committee. No directors attended less than 75% of the meeting of the board of directors and applicable committees.
Which directors are independent?
     After review of all of the relevant transactions or relationships between each director (and his family members) and us, our senior management and our independent registered public accountants, our board of directors has determined that Messrs. Wehrle and Ngan, and Drs. Sigal and de Kergrohen are independent as defined by applicable rules. There are no family relationships among any of our directors, executive officers or key employees.
What committees has the board established?
     The board of directors has established an Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. The board has adopted a written committee charter for each of the committees, describing the authority and responsibilities delegated to each committee by the board of directors.
Audit Committee
     Our Audit Committee Charter provides for an Audit Committee consisting of at least three financially literate directors all, or in exceptional circumstances at least two, of whom are independent and at least one of whom meets the requirements of an audit committee financial expert. The committee currently consists of Mr. Wehrle (Chairman), Mr. Ngan and Dr. de Kergrohen. The board of directors has determined that each of them is independent as defined by the applicable rules, meets the applicable requirements for audit committee members, including Rule 10A-3(b) under the Securities Exchange Act of 1934, as amended, and qualifies as an audit committee financial experts as defined by Item 401(h)(2) of Regulation S-K. The duties and responsibilities of the Audit Committee include (i) the appointment of our independent registered public accounting firm and any termination of engagement, (ii) overseeing and reviewing audits, (iii) reviewing our significant accounting policies and internal controls, and (iv) having general responsibility for all related auditing matters.
Compensation Committee
     The Compensation Committee Charter provides for a Compensation Committee consisting of at least two independent directors. The committee currently consists of Mr. Ngan (Chairman) and Dr. Sigal. The duties and responsibilities of the Compensation Committee include (i) reviewing and recommending to the board of directors for approval the compensation of our executive officers, and (ii) overseeing our incentive compensation plans.
Corporate Governance and Nominating Committee
     The Corporate Governance and Nominating Committee Charter provides for a Corporate Governance and Nominating Committee consisting of at least two independent directors. The committee currently consists of Dr. Sigal (Chairman) and Mr. Wehrle. Both Dr. Sigal and Mr. Wherl are “independent directors” as defined in the listing standards for The Nasdaq Stock Market.
     The duties and responsibilities of the Corporate Governance and Nominating Committee include (i) overseeing corporate governance matters, and (ii) nominating new members to serve on the board of directors. The Corporate Governance and Nominating Committee Charter is not available on our website and was included as Appendix C to our definitive proxy statement for our annual meeting held on June 30, 2005.
     The Nominations and Governance Committee will consider board candidates recommended for consideration by our stockholders, provided the stockholders provide information regarding candidates as required by the charter or reasonably requested by us within the timeframe proscribed in Rule 14a-8 of Regulation 14A under the Exchange Act and other applicable rules and regulations. Recommendation materials are required to be sent to the Nominations and Governance Committee at our address listed in this proxy statement. There are no specific minimum qualifications required to be met by a director nominee recommended for a position on the board of directors, nor are there any specific qualities or skills that are necessary for one or more of our board of directors to possess, other than as are necessary to meet any requirements under the rules and regulations applicable to us. The Nominations and Governance Committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the board of directors.
     The Nominations and Governance Committee considers and evaluates, in the same manner, director candidates that are suggested by members of the board of directors, as well as management and stockholders. Although it has not previously done so, the committee may also retain a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves reviewing potentially eligible candidates, conducting background and reference checks, interviews with the candidate and others as schedules permit, meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full board of directors an analysis with regard to particular recommended candidates. The Nominations and Governance Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.
     The nominees for director included on the enclosed proxy card were recommended by each of the following: the directors, the chief executive officer and the other executive officer.
Annual Meeting Attendance
     We have adopted a policy for attendance by the board of directors at our annual stockholder meetings which encourages directors, if practicable and time permitting, to attend our annual stockholder meetings. All members of the board of directors attended, in person or via telephone, our annual meeting of stockholders in 2005.
Do we have a Code of Ethics?
     We have adopted a Code of Ethics for Financial Executives that applies to our chief executive officer, chief financial officer, and accounting and financial managers.
How can stockholders communicate with our board of directors?
     Our board of directors believes that it is important for our stockholders to have a process to send communications to the board. Accordingly, stockholders desiring to send a communication to the board or a specific director may do so by sending a letter addressed to the board of directors at our address listed in this proxy statement. All letters must identify the author as a stockholder. Our corporate Secretary will record such communications, make copies and circulate them to the appropriate director or directors.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Ratification of Appointment of Independent Auditors
     The Board of Directors has appointed Singer Lewak Greenbaum & Goldstein, LLP, independent registered public accounting firm, to serve as independent auditors to audit the financial statements of Clearant for the fiscal year ending December 31, 2006. Singer Lewak Greenbaum & Goldstein, LLP has acted in this capacity since its appointment for fiscal year 2004. A representative of Singer Lewak Greenbaum & Goldstein, LLP will be present at the annual meeting, will have an opportunity to make a statement if desired and will be available to respond to appropriate questions.
Principal Accounting Fees and Services
     The following table sets forth the aggregate fees billed to Clearant for the fiscal year ended December 31, 2005 by Singer Lewak Greenbaum & Goldstein, LLP:

Fiscal Year
2005
Audit Fees	$44,815
Audit-Related Fees	$243,184
Tax Fees	$—
All Other Fees	$—
     Audit-related fees billed during fiscal years 2005 were primarily for services provided in connection with the consultations related to compliance with the Sarbanes-Oxley Act of 2002, the filing of corporate documents and quarterly reviews of financial statements. All of the foregoing fees were approved by the Audit Committee in accordance with Rule 2-01(c)(7)(i)(C) of Regulation S-X. During fiscal 2005, no portion of the Audit-Related Fees or All Other Fees were approved by the Audit Committee after services had been rendered pursuant to the de minimis exception established by the SEC.
     Representatives of Singer Lewak Greenbaum & Goldstein, LLP normally attend most meetings of the Audit Committee. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy.

     The Audit Committee on an annual basis reviews the services performed by Singer Lewak Greenbaum & Goldstein, LLP, and reviews and approves the fees charged by Singer Lewak Greenbaum & Goldstein, LLP. The Audit Committee has considered the role of Singer Lewak Greenbaum & Goldstein, LLP in providing other non-audit services to Clearant and has concluded that such services are compatible with Singer Lewak Greenbaum & Goldstein, LLP’s independence as Clearant’s independent auditors.
Vote Required and Board of Director’s Recommendation
     Stockholder ratification of the selection of Singer Lewak Greenbaum & Goldstein, LLP as our independent registered public accounting firm is not required by the Clearant bylaws or otherwise. The Board of Directors, however, is submitting the selection of Singer Lewak Greenbaum & Goldstein, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Clearant and its stockholders.
     Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote on this proposal.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP AS CLEARANT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.
EXECUTIVE COMPENSATION
     The following table sets forth certain annual and long-term compensation, for each of the last three fiscal years, paid to the Company’s Chief Executive Officer and the four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year (including up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last completed fiscal year):
Summary Compensation Table

Long-Term
		Annual Compensation			Compensation
				Other	Restricted	Securities	All
				Annual	Stock	Underlying	Other
Name &	Fiscal	Salary	Bonus	Compensation	Award(s)	Options	Compensation
Principal Position	Year	($)	($) (1)	($)	($)	(#) (2)	($)
Alain Delongchamp (3)	2005	$331,244	$60,000	—	––	150,000	––
Chief Executive Officer
Jon M. Garfield (4)	2005	90,000	25,000	––	––	200,000	––
Chief Financial Officer & Secretary

(1)	Bonuses are based on performance. For more information, see “Report of the Compensation Committee on Executive Compensation.”

(2)	All options were granted under the 2005 Stock Option Plan.

(3)	Mr. Delongchamp became Chief Executive Officer in February 2005.

(4)	Mr. Garfield joined Clearant in August 2005.
Option Grants in Last Fiscal Year
     The table below sets forth the information with respect to options granted to the executive officers named in the summary compensation table during the fiscal year ended December 31, 2005.

Potential realizable value at
assumed annual rates of stock
price appreciation for option
	Individual grants				term(1)
Number of
	securities	Total options
	underlying	granted to
	options	employees in	Exercise
	granted (#)	fiscal year	price	Expiration
	(2)	(%)	($/Sh) (3)	date	5% ($)	10% ($)
Alain Delongchamp	150,000 (4)	10.92%	$4.12	7/1/15	$100,011.39	$206,809.96
Jon Garfield	200,000 (4)	14.55%	3.86	8/30/15	81,348.52	327,746.61
Note to Option Grants in Last Fiscal Year Table:

(1)	The amounts are based on the 5% and 10% annual rates of return prescribed by the SEC and are not intended to forecast future appreciation, if any, of our common stock nor reflect actual gains, if any, realizable upon exercise.

(2)	All options granted in fiscal year 2005 were under our 2005 Stock Option Plan.

(3)	All options were granted at fair market value on the grant date. None of the options granted may be exercised prior to vesting in accordance with the terms of each option grant agreement.

(4)	Options vest over four years; 25% of the shares vest each year after the grant date.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values
     The following table summarizes options exercised in fiscal 2005 by the named executive officers, and the value of the unexercised in-the-money options held by those executives at fiscal year-end:

	Shares		Number of Shares
	Acquired		Underlying Unexercised		Value of Unexercised Options
	on	Value	Options at Fiscal Year-End		at Fiscal Year-End (1)
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)	(#) (2)	(#) (3)	($)	($)
Alain Delongchamp	—	$—	400,000	150,000	$115,520	$—
Jon Garfield	—	—	—	200,000	—	—
Notes to Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table:

(1)	Based on the market value of $2.12 the closing price of our common stock on December 30, 2005, the last trading day of our fiscal year, minus the exercise price.

(2)	Represents shares that are vested and/or immediately exercisable. All options shares were granted under either the 2000 or 2005 Stock Option Plan.

(3)	Represents shares that are unvested and not immediately exercisable.
Executive Compensation
     The Compensation Committee of the board of directors will review and determine or recommend to the board of directors for determination the compensation provided to our executive officers, including stock compensation. In addition, the Compensation Committee will review and make recommendations on stock compensation arrangements for all of our employees.
Compensation Policy
     Our executive compensation policy is designed to enable it to attract, motivate and retain highly qualified executive officers. The key components of the compensation program will be:
•	base salary;

•	annual incentive bonus awards; and

•	stock options or other awards under the 2005 Stock Award Plan.
     In arriving at specific levels of compensation for executive officers, the Compensation Committee will rely on:
•	the recommendations of management;

•	benchmarks provided by generally available compensation surveys;

•	the experience of committee members and their knowledge of compensation paid by comparable companies or companies of similar size or generally engaged in the healthcare services business; and

•	the advice and counsel of experts and advisors with broad experience in the field of executive compensation.

     The Compensation Committee will seek to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers are entitled to customary benefits generally available to all Company employees, including group medical insurance.
Components of Executive Compensation
     Base salary. In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers will be based on the executive’s duties and responsibilities, our performance, both financial and otherwise, and the success of the executive in developing and executing our business development, sales and marketing, financing and strategic plans, as appropriate.
     Bonus. Executive officers will be eligible to receive cash bonuses based on the degree of our achievement of financial and other objectives and the degree of achievement by each such officer of his or her individual objectives.
     Stock options. Equity participation will be a key component of our executive compensation program. Under the 2005 Stock Award Plan, we will be permitted to grant stock options to officers, directors, employees and consultants. Stock options will be granted to executive officers primarily based on the officer’s actual and expected contribution to our development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of the stockholders. Stock options are intended to enable us to attract and retain key personnel and provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of our common stock.
Chief Executive Officer Compensation
     The Compensation Committee will annually review and recommend to the board of directors the compensation of Alain Delongchamp, Chief Executive Officer. Mr. Delongchamp, as a member of the board, will abstain from all discussions and decisions of the board with regard to his compensation. The Compensation Committee believes that in the highly competitive healthcare industry in which we operate, it is important that Mr. Delongchamp to receive compensation consistent with compensation received by chief executive officers of competitors.
Internal Revenue Code Limits on Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The 2005 Stock Inventive Plan has been structured to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The Compensation Committee will review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes.
     We are not currently subject to the limitations of Section 162(m) because no executive officers received cash payments during 2005 in excess of $1 million. To the extent that we are subject to the Section 162(m) limitation in the future, the effect of this limitation on earnings may be mitigated by net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase alternative minimum tax by a portion of such disallowed amount.

Compensation Committee Interlocks and Insider Participation
     None of our officers or employees at any time during the past fiscal year were members of the Compensation Committee. During the last fiscal year, none of our executive officers served as:
•	a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

•	a director of another entity one of whose executive officers served on our compensation committee; or

•	a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.
MANAGEMENT
Executive Officers
     Our executive officers are elected annually by the board of directors and serve at the discretion of the board of directors. The following sets forth certain information with respect to our executive officers (other than such information regarding Alain Delongchamp which was disclosed under “Election of Directors” above):

Name	Age	Position
Jon M. Garfield	42	Secretary and Chief Financial Officer
Jon M. Garfield, became our Secretary and Chief Financial Officer effective August 15, 2005. Mr. Garfield has served as an independent financial consultant, including SEC reporting obligations and Sarbanes-Oxley compliance since January 2001. From 1998 until January 2001, he served as Chief Financial Officer of software developer Simplified Development, Inc and Network Enhanced Telecom, LLP, an ASP for telecom service providers. From 1996 to 1998, he served as Vice President of Acquisitions for NYSE ground transportation consolidator Coach USA, Inc. From 1991 to 1996, Mr. Garfield served as Corporate Assistant Controller of Maxxim Medical, Inc. Maxxim was a NYSE manufacturer and distributor of medical products. From 1986 to 1991 he practiced public accounting with PricewaterhouseCoopers and Arthur Andersen. Mr. Garfield received a Bachelor of Business Administration in Accounting from University of Texas, Austin.
EMPLOYMENT AGREEMENTS
Chief Executive Officer
     We have a two-year employment agreement with our Chief Executive Officer, Alain Delongchamp. Mr. Delongchamp receives a base salary of $350,000 per year as of April 1, 2005. He is eligible for an annual incentive bonus targeted at 50% of his base salary based on achieving certain goals and performance milestones. His base salary may be increased annually. He receives executive benefits including group medical and dental insurance, $500,000 of term life insurance, accidental death and long-term disability insurance, and sports club membership. He was granted options to purchase up to a 150,000 shares of our common stock at an exercise price of $4.12 vesting 25% each year over four years from July 1, 2005. In addition, Mr. Delongchamp was granted options to purchase 725,000 at an exercise price of $0.91 per share vesting 25% each year over four years from May 1, 2006.

If Mr. Delongchamp’s term of employment is not extended at least two years all his unvested options would vest immediately. If Mr. Delongchamp is terminated without good cause within 12 months of a change of control, all of his unvested stock options will vest immediately, he will receive a lump sum payment and continued medical coverage.
Chief Financial Officer
     We have a two-year employment agreement with our Chief Financial Officer, Jon M. Garfield effective August 1, 2005. Mr. Garfield receives an annual base salary of $240,000, and will be eligible to receive annual bonuses targeted at 30% of his base salary based on achieving certain milestones. His base salary may be increased annually. He receives executive benefits including group medical and dental insurance, $360,000 of term life insurance, accidental death and long-term disability insurance, and sports club membership. He was granted options to purchase 200,000 shares of our common stock at an exercise price of $3.86 per share vesting 25% each year over four years from August 15, 2005. In addition, Mr. Garfield was granted options to purchase 500,000 at an exercise price of $0.91 per share vesting 25% each year over four years from May 1, 2006. If Mr. Garfield’s term of employment is not extended at least two years all his unvested options would vest immediately. In the event that Mr. Garfield is terminated without good cause prior to the end of the term, he will receive a portion of his compensation, continued medical benefits. In addition, his unvested options would vest immediately.
Confidentiality Agreements
     Each employee is required to enter into a confidentiality agreement. These agreements provide that for so long as the employee works for us, and after the employee’s termination for any reason, the employee may not disclose in any way any of our proprietary or confidential information.
Limitation on Liability and Indemnification Matters
     Our certificate of incorporation and bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors’ and executive officers’ liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and executive officers pursuant to our certificate of incorporation and bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
     At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.
     Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied within the fiscal year ended December 31, 2005, except that a statement of changes in beneficial ownership of securities with respect to one transaction by Terren Peizer was not timely filed.

EQUITY COMPENSATION PLANS
     The following table sets forth certain information as of December 31, 2005 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders.

			Number of securities
			remaining available for
			future issuance under equity
	Number of securities to be	Weighted-average	compensation plans
	issued upon exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	referenced in the first
Plan Category	warrants and rights (1)	warrants and rights	column) (2)
Equity compensation plans approved by security holders	2,776,453	$2.72	4,002,297
Equity compensation plans not approved by security holders	0	$0.00	0
Total	2,776,453	$2.72	4,002,297

(1)	These options were issued under the 2000 and 2005 Stock Option Plans.

(2)	Of this amount no shares were available for issuance under the 2000 Stock Option Plan and 4,002,297 shares were available for issuance under the 2005 Stock Option Plan.
PERFORMANCE GRAPH
     The chart below compares the cumulative total stockholder return on our common stock with the cumulative total return on the S&P Healthcare Sector Index and the Russell 2000 Small Cap Index for the period commencing October 15, 2004 (the first day of trading of our common stock on the OTC Bulletin Board) and ending December 31, 2005, assuming an investment of $100 and the reinvestment of any dividends.
     The base price for our common stock is the post-split adjusted closing price of $0.14 per share on October 15, 2004. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
AMONG CLEARANT, INC., THE RUSSELL 2000 INDEX
AND THE RUSSELL 2000 HEALTH CARE SECTOR INDEX

* $100 invested on 10/15/04 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

AUDIT COMMITTEE
     The Audit Committee has the sole authority to select, evaluate and if appropriate replace our independent registered public accounting firm, and to pre-approve all auditing and permitted non-auditing services performed by them for us including their fees and other terms. All members of the committee meet the requirements of the Securities and Exchange Commission and the Audit Committee Charter.
     Management is responsible for the preparation, presentation and integrity of our financial statements, establishing, maintaining and evaluating the effectiveness of internal and disclosure controls and procedures; and evaluating any change in internal control over financial reporting that materially affect, or is reasonably likely to materially affect, internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes. Members of the committee rely on the information provided to them and on the representations made by management and the independent registered public accounting firm.
     In fulfilling its responsibilities, the Audit Committee will meet with management and the independent registered public accounting firm, including sessions at which management is not present, and reviewed and discussed the unaudited financial statements contained in our Quarterly Reports on Form 10-Q, and the audited financial statements contained in our Annual Reports on Form 10-K, prior to their filing with the Securities and Exchange Commission. The Audit Committee will discuss the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect, including the independent registered public accounting firm’s overall evaluations of the quality, not just the acceptability, of our accounting principles, the critical accounting policies and practices used in the preparation of the financial statements, the reasonableness of significant judgments, and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The Audit Committee will also receive the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and reviewed with the independent registered public accounting firm its independence.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The firm of Singer Lewak Greenbaum & Goldstein LLP has been appointed to serve as our independent registered public accounting firm for the 2006 fiscal year unless the Audit Committee deems it advisable to make a substitution. We anticipate that representatives of the firm will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
2005 ANNUAL REPORT ON FORM 10-K
     We have mailed with this proxy statement a copy of our annual report to each stockholder of record as of May 12, 2006. If a stockholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such stockholder addressed to us at Clearant, Inc., 11111 Santa Monica Blvd., Suite 650, Los Angeles, California 90025, Attn: Investor Relations.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee oversees the quality of our financial statements and our financial reporting on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, maintaining appropriate accounting and financial reporting principles and policies and the reporting process, including internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Singer Lewak Greenbaum & Goldstein LLP, our independent registered public accounting firm, is responsible for expressing opinions on our annual financial statements and our internal control over financial reporting as of the end of the fiscal year. It is not the duty or responsibility of the Audit Committee or its members to conduct any type of auditing or accounting review or procedure, and each member of the Audit Committee relies on the integrity of those persons and organizations within and outside Clearant from whom it receives information and the accuracy of the financial and other information provided to the Audit Committee.
     The members of the Audit Committee during fiscal year 2005 were Messrs. John Wehrle, Herve de Kergrohen and Alexander Man-Kit Ngan. At all times the Audit Committee has consisted of three directors each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Board has determined that Mr. Wehrle is the audit committee financial expert as such term is defined in the rules of the SEC.
     The Audit Committee has discussed and reviewed with the independent auditors all matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees, SEC rules and other professional standards. The Audit Committee has received from the independent auditors a formal written statement describing all relationships between the auditors and Clearant that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the independent auditors’ independence.
     The Audit Committee discussed with our independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their audit of our financial statements and our internal control over financial reporting as of the end of the fiscal year, our internal audits and the overall quality of our financial reporting. Additionally, the Audit Committee has discussed and reviewed with management the audited financial statements and management’s report on internal control over financial reporting as of the end of the fiscal year.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended ratification of Singer Lewak Greenbaum & Goldstein LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
     The aggregate fees billed for professional services rendered for the audit of our annual financial statements and our internal control over financial reporting as of the end of the fiscal year by Singer Lewak Greenbaum & Goldstein LLP for fiscal year 2005 and for their review of the interim financial statements included in our Forms 10-Q for fiscal year 2005, including accounting consultations on matters addressed during the annual audit and interim reviews, were $287,999.
AUDIT COMMITTEE
John S. Wehrle
Herve de Kergrohen
Alexander Man-Kit Ngan
     The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing of Clearant under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Clearant specifically incorporates such information by reference.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
     The Compensation Committee (the “Committee”) is comprised of two independent, non-employee members of our Board of Directors. The members of the Compensation Committee during fiscal 2005 were Nolan Sigal and Alexander Man-Kit Ngan.
     The Committee is responsible for recommending and administering policies governing the annual compensation of our executive officers. The Committee periodically reviews the performance and compensation levels for executive officers and recommends to the independent members of the Board adjustments as warranted by competitive conditions or other circumstances.
Compensation Philosophy
     Our philosophy concerning compensation for executive officers is to directly link their compensation to continuous improvements in our performance and increased stockholder value. The key elements of this philosophy are as follows:
•	provide a competitive total compensation package that enables us to attract, retain and reward executive officers who contribute to our success;

•	establish incentives that relate to our annual and long-term business strategies and objectives; and

•	provide variable compensation that is directly linked to the performance of Clearant and stockholder return.
     Consistent with this philosophy, the compensation package offered to executive officers includes: (i) base salary, (ii) variable incentive awards in the form of performance bonuses and (iii) long-term, equity incentives in the form of stock options.
     Clearant seeks to maintain equality among all of its employees. Accordingly, our health care and employee benefit plans are applicable to all employees, including executive officers. The Compensation Committee believes this egalitarian approach to our executives is in the best interests of all employees and Clearant stockholders.
Base Salary
     The Committee annually assesses the performance and sets the salary of the Chief Executive Officer, Alain Delongchamp, based upon the average base pay of chief executive officers of other biotechnology companies including companies of comparable size and revenue levels. The Committee also conducts an annual review of base salaries for all other executive officers and recommends adjustments based on (i) salary recommendations from Mr. Delongchamp, (ii) individual performance evaluations of executive officers for the previous year, (iii) financial results from the previous year and (iv) published salary surveys for companies of comparable size and revenue levels in the technology sector. Furthermore, the Committee recommends to the outside members of the Board both financial-based and operational-based objectives and goals, including revenue and spending forecasts for the upcoming year, as part of the overall executive incentive program for all the executive officers.
     For more information regarding the compensation and employment arrangements of Mr. Delongchamp and other executive officer, see “EXECUTIVE COMPENSATION – EMPLOYMENT AGREEMENTS.”
Executive Bonuses
     To reinforce the attainment of our goals, the Committee believes that a significant portion of the annual compensation of our executive officers should be in the form of executive bonuses. The Committee believes that this type of bonus program, in which bonuses are based on Clearant attaining strategic and financial goals and other objectives set by the our Board of Directors, properly aligns the interests of our executive officers with the interests of our stockholders. We administer an executive incentive program by which each of our executive officers can earn a cash bonus for the fiscal year. Under this program, the Committee sets a level of performance for Clearant based on the above measures, which must be attained before any bonuses are awarded.
     The Committee recommends, and the Board establishes, an amount that may be awarded to each of our executive officers. In general, the amount for fiscal year 2005 was based on several components. For all executive officers, operating profit (loss) goals, revenue goals and milestone goals.
     Each executive officer’s bonus is based on a percentage of the base salary paid to such executive officer as the Committee recommends and the Board determines, which in fiscal year 2005, was 18% for the Chief Executive Officer and 28% for the Chief Financial Officer whose employment at Clearant began in August 2005. See “EXECUTIVE COMPENSATION – Summary Compensation Table”.
Stock Options
     The Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. Therefore, we periodically grant stock options to executive officers under our stock option plan. Stock options are granted at the current market price and will only have value if our stock price increases over the exercise price.
     The Committee determines the amount and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Recommendations for options are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to Clearant, previous option grants to such executive officers, as well as recruitment and retention considerations. Option grants vest in accordance with vesting schedules determined for each grant as appropriate to assist in retaining and motivating key employees. Variations in vesting schedules may also represent equitable adjustments as a result of significant fluctuations in the market price of our stock over time. During fiscal year 2005 the Committee recommended for approval, and the outside members of the Board approved, option grants to Messrs. Delongchamp and Garfield for 150,000 shares and 200,000 shares, respectively.
Chief Executive Officer Compensation
     Mr. Delongchamp’s total compensation as Chief Executive Officer for fiscal year 2005 was established by the Committee and approved by the outside directors in accordance with the guidelines set forth above. In setting Mr. Delongchamp’s compensation, the Committee reviewed surveys of chief executive compensation generally and of the compensation of chief executives or our competitors. The Committee reviewed Mr. Delongchamp’s performance, our performance and our revenue levels. The Committee also considered certain incentive objectives based on our performance as it relates to revenue levels and earnings-per-share levels. Following this review, Mr. Delongchamp’s annual base salary was maintained at $350,000.
Compliance with Section 162(m) of the Internal Revenue Code of 1986
     We have considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations, which restrict deductibility of executive compensation paid to our Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under our stockholder-approved stock option plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are “outside directors” (as defined by Section 162(m)) and have an exercise price no less than the fair market value of the shares on the date of grant. We expect that the Compensation Committee will continue to be comprised solely of outside directors, and that any options granted to our executive officers will be approved by the Compensation Committee. The Committee does not believe that in general other components of our compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future, and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.
COMPENSATION COMMITTEE
Nolan Sigal
Alexander Man-Kit Ngan
OTHER BUSINESS
     We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.
STOCKHOLDER PROPOSALS
     Stockholders interested in presenting a proposal for consideration at our 2006 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, stockholder proposals must be received by our corporate Secretary no earlier than January 19, 2007, and no later than February 18, 2007.
     Our 2006 annual meeting of stockholders is expected to be held on Friday, June 29, 2007. If the date of next year’s annual meeting is changed by more than 30 days, then any proposal must be received not later than ten days after the new date is disclosed in order to be included in our proxy materials.

/s/ ALAIN DELONGCHAMP
Alain Delongchamp
Chief Executive Officer

Los Angeles, California
May 1, 2006

CLEARANT, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of CLEARANT, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated May 12, 2006, and hereby appoints Alain Delongchamp and Jon M. Garfield, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company, to be held on Friday, June 27, 2006, at 10:00 a.m., local time, at The Water Garden, 2450 Colorado Avenue, East Tower, 4th Floor, Santa Monica, California, and at any adjournments thereof, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
(Continued and to be signed and dated on the reverse side.)

1

ANNUAL MEETING OF STOCKHOLDERS OF
CLEARANT, INC.
June 27, 2006
Please Date, Sign and Mail the Proxy Card in the Envelope Provided as Soon As Possible. Please detach along perforated line and mail in the envelope provided.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☐ Votes must be indicated (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS:	FOR all nominees ☐	WITHHOLD AUTHORITY ☐	*FOR ALL EXCEPT ☐

Nominees:	John S. Wehrle, Alain Delongchamp, Dr. Nolan H. Sigal, Dr. Hervé de Kergrohen and Alexander Man-Kit Ngan
(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
2. Ratification of Appointment of Independent Auditors.

☐ FOR	☐ AGAINST	☐ ABSTAIN
and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; and as said proxies deem advisable on such other matters as may come before the meeting.
To change the address on your account, please check this box at right                                                                     ☐
and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method
Signature of Stockholder:
Date
Note: Please sign exactly as your names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2